UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

June 20, 2012
Date of Report (Date of earliest event reported)

COMMUNITY PARTNERS BANCORP
(Exact name of registrant as specified in its charter)

New Jersey	000-51889	20-3700861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 Highway 35 South, Middletown, New Jersey		07748
(Address of principal executive offices)		(Zip Code)

(732) 706-9009 Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  On June 20, 2012, the Compensation Committee (the “Committee”) of Community Partners Bancorp (the “Company”) adopted the Two River Community Bank (the “Bank”) Incentive Bonus Program (the “Plan”).  The Plan provides for annual incentive cash bonus opportunities for the Company’s eligible employees.

The Plan targets awards as a percentage of each participant’s base salary.  Final bonus amounts will take into account overall Company and Bank results as well as individual and business performance results for each participant.

The Plan establishes a cash bonus pool, the size of which is determined based on the level of the Company’s achievement of certain performance measures.  The basic bonus pool is based on the percentage achievement of the Company’s budgeted pre-tax income after payments of dividends under the Small Business Lending Fund program.  If the Company achieves 100% of this target for 2012, the total pool will be 6.0% of the target.  Lesser or greater achievement will result in a pro-rated pool amount up to a maximum of 7.5% of the target based on a 120% achievement level.  The Committee will consider non-recurring income and expense items when it determines the basic bonus pool.

After the basic bonus pool is computed, it will be adjusted based on the Bank’s performance compared to its peer group.  For 2012, the peer group currently consists of 11 New Jersey banks that have similar key characteristics as the Bank.

In determining the adjustments to the basic bonus pool, the Committee will numerically rank the Bank’s performance against its peer group based on the reported results of the members of the peer group for the nine-month period ending on each September 30.  The Committee will calculate the ranking based on pre-established criteria and weightings.  For 2012, the criteria and weightings are:

Criteria	Weighting
Return on Average Assets	15%
Return on Average Equity	15%
Net Interest Margin	15%
Efficiency Ratio	15%
Non-Performing Assets to Total Assets	10%
Change in Pre-Tax Income (Year over Year)	10%
Change in Average Loan Growth (Year over Year)	10%
Change in Average Core Deposits (Year over Year)	10%

The Committee will use the Bank’s aggregate ranking based on its ranking after applying the respective weightings to adjust the basic bonus pool upward or downward on a pro-rated basis to a maximum of 1.50% or a minimum of -1.50% of the basic bonus to determine the final bonus pool.

The peer group, components, and weightings are subject to change in future years, in the Committee’s discretion.

A copy of the Plan will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY PARTNERS BANCORP

Dated:	June 26, 2012	By:	/s/ A. Richard Abrahamian
A. Richard Abrahamian Executive Vice President and Chief Financial Officer